Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrants, which are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed on August 15, 2016 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ William J. Hornbuckle	President and Chief Operating Officer and Director (Principal Executive Officer) of MGM Resorts International Design
William J. Hornbuckle

/s/ Robert H. Baldwin	President and Chief Operating Officer (Principal Executive Officer) of MGM Resorts Aviation Corp., 350 Leasing Company I, LLC, 350 Leasing Company II, LLC, 450 Leasing Company I, LLC, 550 Leasing Company II, LLC and MGM Resorts Aircraft Holdings, LLC
Robert H. Baldwin

/s/ Corey Sanders	President and Chief Operating Officer and Director (Principal Executive Officer) of Circus Circus Casinos, Inc., New Castle Corp., Ramparts, Inc.; President and Chief Operating Officer and Manager (Principal Executive Officer) of MRGS, LLC; Director of Mirage Resorts, Incorporated
Corey Sanders

/s/ Anton Nikodemus	President and Director (Principal Executive Officer) of MGM Resorts Mississippi, Inc.
Anton Nikodemus

/s/ Kent Hanan	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of MGM Resorts Mississippi, Inc.
Kent Hanan

/s/ Carlos Castro	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Aria Resort & Casino, LLC
Carlos Castro

/s/ Edgar Domingo	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Bellagio, LLC
Edgar Domingo

/s/ Michele Ensign	Senior Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer) of MGM Resorts Arena Holdings, LLC and Las Vegas Arena Management, LLC
Michele Ensign

/s/ Scott Sibella	President and Manager (Principal Executive Officer) of MGM Grand Condominiums, LLC, MGM Grand Condominiums II, LLC and MGM Grand Condominiums III, LLC
Scott Sibella

/s/ Daniel J. D’Arrigo	Executive Vice President of Finance (Principal Financial Officer and Principal Accounting Officer) of MGM Grand Hotel, LLC
Daniel J. D’Arrigo